Exhibit 3.24

EXECUTION VERSION

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

KINCAID GENERATION, L.L.C.

The undersigned, on behalf of the limited liability company set forth below, pursuant to Title 13.1, Chapter 12, Article 2 of the Code of Virginia, states as follows:

1.                                      Name.  The name of the limited liability company (the “LLC”) is Kincaid Generation, L.L.C.

2.                                      Amendment and Restatement.

a.                                      The Amended and Restated Articles of Organization attached hereto as Exhibit A (the “Restatement”) contain new amendments to the LLC’s Amended and Restated Articles of Organization.

b.                                      The text of the amendments adopted is contained in the Restatement.

3.                                      Member Action.  In accordance with the Virginia Limited Liability Company Act, by written consent dated May 19, 2015, the members of the LLC unanimously approved and adopted the Restatement and the amendments contained in the Restatement.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment and Restatement as of the date set forth below.

KINCAID GENERATION, L.L.C.

DATE: May 19, 2015	By:	/s/ Heidi D. Lewis
	Name:	Heidi D. Lewis
	Title:	Vice President, Group General
Counsel and Assistant Secretary

SCC ID No.: S013448-8

Exhibit A

EXECUTION VERSION

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

OF

KINCAID GENERATION, L.L.C.

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia, the undersigned states as follows:

1.                                      Name.  The name of the limited liability company (the “LLC”) is as follows:

Kincaid Generation, L.L.C.

2.                                      Registered Office.  The address of the LLC’s registered office in Virginia is 10 South  Jefferson Street, Suite 1400, Roanoke, Virginia 24011, which is located in the City of Roanoke.

3.                                      Registered Agent.  The name of the LLC’s registered agent is Capitol Corporate Services, Inc., whose business address is identical to the registered office.  The registered agent is a foreign stock corporation authorized to transact business in Virginia.

4.                                      Principal Office and Records.  The LLC’s principal office address where the records of the LLC will be maintained pursuant to Section 13.1-1028 of Chapter 12 of Title 13.1 of the Code of Virginia is 601 Travis Street, Suite 1400 Houston, Texas 77002.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization as of the date set forth below.

TOMCAT POWER, LLC, manager

DATE: May 19, 2015	By:	/s/ Heidi D. Lewis
	Name:	Heidi D. Lewis
	Title:	Vice President, Group General
Counsel and Assistant Secretary